SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SEQUA CORP PFD

                    GAMCO INVESTORS, INC.
                                11/01/01              500-             *DO
                                10/15/01            1,000            81.0000
                                10/15/01              500-           81.0000
                                10/08/01              500            80.0000
                                 9/24/01              150-           79.0000
                     GABELLI FUNDS, LLC.
                         GABELLI EQUITY TRUST
                                11/05/01              900            79.5000
                         GABELLI EQUITY INCOME FUND
                                11/02/01              900            79.5000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.